UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On June 20, 2007, Questcor Pharmaceuticals, Inc. (the “Company”) entered into a Termination Agreement and General Release (the “Termination Agreement”), terminating the employment agreement entered into on February 23, 2005 regarding the service of James Fares as President and Chief Executive Officer of the Company, which he served from February 2005 to May 20, 2007 (the “Termination Date”).
     The Termination Agreement provides that the Company will pay Mr. Fares severance payments over a six month period. The Company has also agreed to pay Mr. Fares’ COBRA premiums for one year following the Termination Date.
     The foregoing description of the Termination Agreement entered into with Mr. Fares does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement and General Release, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 20, 2007, Mr. Fares resigned as a member of the Board of Directors (the “Board”) of the Company. The resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.02(e). Compensatory Arrangements of Certain Officers.
     On June 20, 2007, the Company entered into the above-described Termination Agreement related to Mr. Fares’ departure as Chief Executive Officer of the Company. The Termination Agreement’s material terms and provisions are hereby incorporated by reference from Item 1.02 of this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Termination Agreement and General Release related to Mr. Fares’ departure as Chief Executive Officer of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Termination Agreement and General Release related to Mr. Fares’ departure as Chief Executive Officer of the Company.